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                                                                   EXHIBIT 23.1



                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-90986, 333-3535, and 333-36823) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan and Nonemployee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-36829) pertaining to the Brightpoint, Inc. 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2242) pertaining to the Brightpoint, Inc. 401(k) Plan, in the Registration Statement (Form S-3 No. 33-91112) pertaining to certain options and warrants of Brightpoint, Inc., in the Registration Statement (Form S-3 No. 333-3569) pertaining to certain warrants of Brightpoint, Inc., and in the Registration Statements (Form S-3 No. 333-15663, 333-29533,333-07892, and 333-37587)
pertaining to the certain common stock of Brightpoint, Inc. of our report dated January 23, 1998 with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Brightpoint, Inc.


                                                   /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 24, 1998